QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-4 of AT&T Corp., of our report dated May 1, 2002 relating to the consolidated financial statements of Concert B.V., which appears in AT&T Corp.'s Annual Report on Form 10-K/A, for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
McLean, Virginia
June 24, 2002

QuickLinks

  Exhibit 23.4
CONSENT OF INDEPENDENT ACCOUNTANTS